Press Release
                   Source: In Veritas Medical Diagnostics Inc.

In Veritas Announces Update to Board Responsibilities
Tuesday 20th June, 9:00 GMT

INVERNESS, SCOTLAND--(MARKET WIRE)--June 20, 2006 -- IVMD Inc, a novel medical device company (OTC BB:IVME.OB - News), today announced a change in Board Structure to strengthen its operating processes.

In line with previous announcements regarding structure, IVMD is focussing strongly on finding commercial partners for its applications. To enable this important changes have been made to the structure of the board.

Effective immediately Graham Cooper will become President and Group CEO of IVMD Inc. Graham will assume CEO responsibility to concentrate on the Investment markets, and guide the overall strategy

John Fuller assumes the role of CEO, operations and will now focus strongly on delivering commercial deals for IVMD's already developed technologies To support Graham in his new role and to free up John's time for commercial activity, Martin Thorp, who was appointed CFO last year, will assume broader responsibilities, including areas of business planning, corporate finance, compliance, investor relations and leading the Group's business support functions.

IVMD is planning to further strengthen both the commercial and operations functions and expects to make announcements of further senior appointments, bothsome at board level, in due course. This will include non executive industry based directors to further improve the deal flow into the business

Graham Cooper said "These initiatives continue the changes that will build and strengthen the Board, and prepare IVMD for the growth that will arise as we start the important process of commercializing our proven technology. By my assuming a senior leadership role and Martin assuming greater responsibilities we will enable John to concentrate on building the flow of deals into the company."

John Fuller said "Graham has supported the business strongly and it is a natural progression to strengthen the board by his appointment as President and Group CEO. The management team of IVMD is now exceptionally strong and well balanced and work very well as a team. I am delighted to be able to concentrate on unlocking value through spending more of my time in leading the commercialisation of our proven concepts"

This change forms part of the ongoing strategy of IVMD to develop its pipeline of proven technology into revenue earning commercial applications About IVMD, Inc.

IVMD uses its proven, patented core technology to design, develop and test medical devices for near patient testing and monitoring

Our products serve large global markets in the monitoring of chronic conditions affecting large numbers of the population. Two applications form the focus of current development work. The first is a device for measuring the coagulation of blood in patients with cardiovascular disorders which is in the last stages of clinical trials. The second a device that predicts the onset of human labour up to several weeks before birth.

Our scientists are currently working on several exciting minimally and non invasive additional products based on novel, highly sensitive immunoassays. From across all sectors of industry, our development team use our technology to create rapid prototype and product development, in partnership with major marketing and distribution partners.

IVMD actively seek bespoke product development, manufacturing, marketing and distribution agreements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, when used in the preceding discussion, the words "believe," "expects," "projects," "forecasts," "intends," "will," "anticipated," "could," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the act and are subject to the safe harbor created by the act. Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties.

Contact:

IVMD (UK) Ltd.

Press@ivmd.com


Source: In Veritas Medical Diagnostics Inc.